Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
DEPARTMENT 56, INC.
(as of June 17, 1993)

* * *

Incorporated on September 9, 1992, under the General Corporation Law of the State of Delaware (the “GCL”).

* * *

          FIRST: The name of the corporation is Department 56, Inc. (hereinafter the “Corporation”).

          SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New castle, Delaware 1981. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

          FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 120,000,000 shares, divided into two classes of which 20,000,000 shares of par value $.01 per share shall be designated Preferred Stock and 100,000,000 shares of par value $.01 per share shall be designated Common Stock. At the Effective Time [i.e., 8:00 p.m., June 17, 1993], each share of Series A Common Stock of the Corporation and each share of Series B Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and reclassified as 300 shares of Common Stock.

                    A. Preferred Stock

                              1. Issuance. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

                    B. Common Stock

                              1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock.

                              2. Voting Rights. Except as otherwise required by law, at every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

                              3. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

          FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-Laws of the Corporation. In addition, the By-Laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

          SIXTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agreed to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The first State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

          “LENOX GROUP INC.”, A DELAWARE CORPORATION,

          WITH AND INTO “DEPARTMENT 56, INC.” UNDER THE NAME OF “LENOX GROUP INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF NOVEMBER, A.D. 2005, AT 4:10 O’CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

2308902 8100M	AUTHENTICATION: 4295561

050926542	DATE: 11-15-05

State of Delaware Secretary of State Division of Corporations Delivered 05:20 PM 11/14/2005 FILED 04:10 PM 11/14/2005 SRV 050926542 - 2308902 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
LENOX GROUP INC. INTO DEPARTMENT 56, INC.

          Pursuant to Section 253 of the Delaware General Corporation Law, Department 56, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

                    FIRST, that the Corporation owns all of the outstanding shares of stock of Lenox Group Inc., a corporation incorporated on the 14th day of November, 2005, pursuant to the laws of the State of Delaware.

                    SECOND, that the Corporation by the following resolutions duly adopted by unanimous consent of its Board of Directors determined to merge Lenox Group Inc. into the Corporation on the 14th day of November, 2005:

RESOLVED, that Department 56, Inc. does hereby merge into itself its wholly owned subsidiary, Lenox Group Inc., and does hereby assume all of the liabilities and obligations of such subsidiary.

FURTHER RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

          FURTHER RESOLVED, that, upon the effectiveness of said merger, all of the outstanding shares of stock of Lenox Group Inc. owned by the Corporation shall be canceled, and no securities of the Corporation or any other Corporation nor any money or other property shall be issued to the Corporation in exchange therefor.

FURTHER RESOLVED, that upon effectiveness of said merger, the name of the Corporation shall be changed to “Lenox Group Inc.”

          FURTHER RESOLVED, that the proper officers of the Corporation be, and they are hereby, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of their adoption to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy to be recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and change of name.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairwoman and Chief Executive Officer and attested by its Secretary this 14th day of November, 2005.

Department 56, Inc.

By

Susan E. Engel
Chairwoman and Chief Executive Officer

Louis A. Fantin, Secretary

The first State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “LENOX GROUP INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 2005, AT 11:08 O’CLOCK A.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4056780 8100 050924043	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4294193 DATE: 11-14-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:08 AM 11/14/2005
FILED 11:08 AM 11/14/2005
SRV 050924043 - 4056780 FILE

CERTIFICATE OF INCORPORATION

OF

LENOX GROUP INC.

          FIRST: The name of this corporation shall be: Lenox Group, Inc.

          SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange
Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which this corporation is authorized to issue is
One Thousand Shares of Common Stock with a par value of $.001 per share.

          FIFTH: The name and address of the incorporator is as follows: Louis A. Fantin, c/o Lenox, Incorporated, 100 Lenox Drive, Lawrenceville, NJ 08648.

          SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

          SEVENTH: No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 11th day of November 2005.

Louis A. Fantin, Incorporator